Exhibit 15.2

April 17, 2014

Brightman Almagor Zohar & Co
Certified Public Accountants
A Member of Deloitte Touche Tohmatsu
Tel Aviv, Israel

We consent to the incorporation by reference in Registration Statements  Nos. 333-12458, 333-140809 and 333-190468 on Form S-8, and Nos. 333-161781 and 333-189764, on Form F- 3, of our report, dated February 19, 2014, relating to the consolidated financial statements of Cimatron Gibbs, LLC (not presented separately herein) for the year ended December 31, 2013 appearing in this annual report on Form 20-F of Cimatron LTD.

Lucas, Horsfall, Murphy  & Pindroh, LLP
Pasadena, California